UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report — November 8, 2013

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin  54957-0669

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Scott B. Ullem as Vice President and Chief Financial Officer

On November 8, 2013, Scott B. Ullem, the Company’s Vice President and Chief Financial Officer, gave notice of his intention to resign as an officer of the Company effective November 13, 2013.  To facilitate a smooth and orderly transition, Mr. Ullem will continue his employment with the Company through December 31, 2013.

Jerry S. Krempa to Serve as Principal Financial Officer

In connection with Mr. Ullem’s resignation, Jerry S. Krempa, the Company’s Vice President and Controller, will also serve as the Company’s principal financial officer effective November 14, 2013 until the Company appoints a new Chief Financial Officer or his earlier replacement.  Mr. Krempa, age 53, has served as Vice President and Controller since May 2011, and previously served as Assistant Controller from 2007 to May 2011 and Corporate Director of Tax from 1998 to 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Henry J. Theisen	By	/s/ Jerry S. Krempa
	Henry J. Theisen, President		Jerry S. Krempa, Vice President
	and Chief Executive Officer		and Controller

Date	November 14, 2013	Date	November 14, 2013